As filed with the Securities and Exchange Commission on August 22,1997
                                       Reg. No. 333-

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                 Research Frontiers Incorporated
      (Exact name of registrant as specified in its charter)

                            Delaware
                   (State or other jurisdiction
                  incorporation or organization)

                            11-2103466
                        (I.R.S. Employer
                       Identification No.)

        240 Crossways Park Drive, Woodbury, New York 11797
        (Address of Principal Executive Offices)      (Zip Code)

                Common Stock Purchase Warrants
                     (Full title of the Plan)

                    Robert L. Saxe, President
                 Research Frontiers Incorporated
                     240 Crossways Park Drive
                    Woodbury, New York 11797
             (Name and address of agent for service)

                          (516) 364-1902
  (Telephone number, including area code, of agent for service)

                         With a copy to:

                         Joseph M. Harary
                Vice President and General Counsel
                 Research Frontiers Incorporated
                     240 Crossways Park Drive
                     Woodbury, New York 11797

                 CALCULATION OF REGISTRATION FEE

Title of          Amount     Proposed            Proposed           Amount of
securities        to be      maximum offering    maximum aggregate  registration
to be registered  registered price per share(1)  offering price (1) fee

Common Stock
$.0001 par value   219,200   $ 7.66999           $1,681,262.00      $ 564.02

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon the actual exercise price of the Company's Common Stock for warrants  which are being registered hereunder.

                             PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.Incorporation of Certain Documents by Reference.

     The following documents, which have been filed by Research
Frontiers Incorporated (the "Company") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997, and the Company's Current Report on Form 8-K dated March 3, 1997.

     (c) The description of the Company's capital stock contained in the latest registration statement of the Company under the Securities Exchange Act of 1934, as amended (the "1934 Act").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     The Company is authorized to issue 100,000,000 shares of Common
Stock, par value $0.0001 per share, of which 10,213,185 shares were outstanding as of August 18, 1997, and 11,695,149 shares of which would be outstanding upon exercise of outstanding warrants and employee stock options which have been granted pursuant to the Company's stock option plans. The 219,200 shares of Common Stock issuable upon exercise of the warrants listed below are being registered hereunder. Upon exercise of the aforementioned warrants and issuance of the Common Stock pursuant to such exercise, holders of such Common Stock are entitled (i) to receive ratable dividends from funds legally available for distribution when and if declared by the board of directors; (ii) to share ratably in all of the Company's assets available for distribution upon liquidation, dissolution or winding up of the Company; and (iii) to one vote for each share held of record on each matter submitted to a vote of shareholders. Upon payment of the exercise price of such warrants, the Common Stock issuable pursuant to such exercise shall be fully paid for and non-assessable. Holders of Common Stock do not have cumulative voting rights; therefore, a minority shareholder may be less able to gain representation on the Board of Directors of the Company. Shares of Common Stock have no preemptive or similar rights.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of August 18, 1997, adjusted to reflect any sale of Common Stock by each warrantholder. The persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The information given assumes that all Common Stock received upon exercise of warrants held by each warrantholder are sold, and that the entire number of shares of Common Stock issuable upon exercise of the warrants listed below are offered for sale by each warrantholder . The Common Stock offered by each warrantholder may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers. The warrantholders may sell all or none of the number of shares of Common
Stock listed below. With the exception of Bernard D. Gold and Robert M. Budin who are current directors of the Company, none of the warrantholders has any position, office or other material relationship with the Company (or had any such position, office or material relationship within the past three (3) years). Other than the securities listed below, Robert M. Budin beneficially owns 37,280 shares of Common Stock of the Company and options to purchase 31,962 shares of Common Stock of the Company. Before and after the offering Robert M. Budin will beneficially own 1.25% and 0.67%, respectively, of the issued and outstanding shares of Common Stock of the Company. Other than the securities listed below, Bernard D. Gold beneficially owns 388,901 shares of Common Stock of the Company and options to purchase 34,025 shares of Common Stock of the Company. Before and after the offering Bernard D. Gold will beneficially own 4.68% and 4.10%, respectively, of the issued and outstanding shares of Common Stock of the Company. Other than the securities listed below, Barretto Pacific Corp. does not own any shares of Common Stock of the Company. Before and after the offering Barretto Pacific Corp. will beneficially own less than one percent of the number of shares of Common Stock of the Company which are issued and outstanding.

                           Number of  Exercise   Expiration      Aggregate
Warrantholder              Shares     Per Share  Date            Exercise Price

Bernard D. Gold            2,250       $7.26664  06/09/2003     $  16,349.94
Robert M. Budin            2,250       $7.26664  06/09/2003     $  16,349.94
Bernard D. Gold            6,250       $9.35000  01/10/2004     $  58,437.50
Robert M. Budin            6,250       $9.35000  01/10/2004     $  58,437.50
Bernard D. Gold            2,500       $8.18750  06/08/2004     $  20,468.75
Robert M. Budin            2,500       $8.18750  06/08/2004     $  20,468.75
Bernard D. Gold            5,500       $5.87500  11/28/2004     $  32,312.50
Robert M. Budin            5,500       $5.87500  11/28/2004     $  32,312.50
Bernard D. Gold            3,000       $7.31250  06/07/2005     $  21,937.50
Robert M. Budin            3,000       $7.31250  06/07/2005     $  21,937.50
Bernard D. Gold            9,300       $13.5000  11/09/2005     $ 125,550.00
Robert M. Budin            9,300       $13.5000  11/09/2005     $ 125,550.00
Bernard D. Gold            2,800       $9.62500  06/12/2006     $  26,950.00
Robert M. Budin            2,800       $9.62500  06/12/2006     $  26,950.00
Bernard D. Gold           15,000       $7.37500  11/21/2006     $ 110,625.00
Robert M. Budin           15,000       $7.37500  11/21/2006     $ 110,625.00
Bernard D. Gold           13,000       $6.00000  06/11/2007     $  78,000.00
Robert M. Budin           13,000       $6.00000  06/11/2007     $  78,000.00
Barretto Pacific Corp.   100,000       $7.00000  03/31/1999     $ 700,000.00
Total                    219,200                               $1,681,262.00

 Item 5.Interests of Named Experts and Counsel.

     The legality of the securities offered hereby has been passed upon by Joseph M. Harary, Esq., the Company's Vice President and General
Counsel.  Mr. Harary holds Common Stock and options to purchase
Common Stock granted pursuant to the Company's 1992 Stock Option Plan aggregating 197,824 shares.

 Item 6.Indemnification of Directors and Officers.

     Article EIGHTH of the Company's Certificate of Incorporation provides for the indemnification of the Company's officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "GCL").

     Section 145 of the GCL provides as follows:

     145 Indemnification of Officers, Directors, Employees and Agents;
Insurance

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article NINTH of the Company's Certificate of Incorporation provides for the elimination of any personal liability for monetary damages of directors to the Corporation or its stockholders for breach of fiduciary duty, for negligence or for taking or omitting to take any action to the fullest extent permitted by Section 102(b) (7) of the GCL.

     Section 102(b) (7) of the GCL provides as follows:

     (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this subsection to a director shall also be deemed to refer to a member of the governing body of a corporation which is not authorized to issue capital stock.

 Item 8.Exhibits.

     4.1  Form of Warrant.

      5.1Opinion of counsel re: legality

      24.1Independent Auditors' Consent

      24.2Consent of counsel (included in Exhibit 5.1 above)

 Item 9.Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York on this 21 day of August, 1997.

                                        RESEARCH FRONTIERS INCORPORATED
                                        (Registrant)


                                        By:/s/ Robert L. Saxe

                                          Robert L. Saxe, President,
                                        Treasurer, Principal Executive,
                                        Financial and Accounting Officer.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            Signature              Title                        Date

  /s/ Robert L. Saxe     Chairman of the Board, President      August 21, 1997
      Robert L. Saxe     Treasurer and Director (Principal
                         Executive, Financial and Accounting Officer)


  /s/ Robert M. Budin    Director                              August 21, 1997
      Robert M. Budin



  /s/ Bernard D. Gold    Director                              August 21, 1997
      Bernard D. Gold



  /s/ Joseph M. Harary   Director                              August 21, 1997
      Joseph M. Harary



  /s/ Robert I.Thompson  Director                              August 21,1997
      Robert  I. Thompson

                                                   EXHIBIT 4.1


                             [FORM OF WARRANT]

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE
        HAVE NOT BEEN REGISTERED PURSUANT TO THE
        SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
        BE SOLD, TRANSFERRED, HYPOTHECATED OR
        OTHERWISE DISPOSED OF UNLESS THERE IS A
        REGISTRATION STATEMENT THEN IN EFFECT
        COVERING SUCH SECURITIES OR AN EFFECTIVE
        EXEMPTION FROM SUCH REGISTRATION OR AN
        OPINION OF COUNSEL SATISFACTORY TO THE
        CORPORATION THAT UNDER THE CIRCUMSTANCES
        REGISTRATION IS NOT NECESSARY.


                   RESEARCH FRONTIERS INCORPORATED


             THIS CERTIFIES that, for value received, [NAME OF
        WARRANT HOLDER] (hereinafter called "Warrantholder"), is entitled to purchase from Research Frontiers Incorporated, a Delaware Corporation (hereinafter called the "Company"),
        [NUMBER OF SHARES] shares of common stock, par value
        $.0001 per share (hereinafter called the "Shares") of the Company at a warrant exercise price of $[EXERCISE PRICE] per share at any time on or before [EXPIRATION DATE] (such price per share and the number of shares of common stock so purchasable being subject to adjustment as provided below), all in accordance with the terms hereof.

             1.  Exercise of Warrants and Holding of Underlying Stock.

             1.1 The Warrants evidenced by this Warrant Certificate may be exercised prior to their expiration in whole at any time or in part from time to time during such period by the surrender of this Warrant Certificate, duly executed by Warrantholder, or by an attorney duly authorized in writing, at the office of the Company, 240 Crossways Park Drive, Woodbury, New York 11797 together with payment in full in lawful money of the United States, of the Warrant exercise price payable at the time of such exercise in respect of the Warrants being exercised. If less than all of the Warrants represented by this Warrant Certificate are being exercised, the Company will, upon such exercise, deliver to Warrantholder a new certificate (dated the date hereof) evidencing the Warrants not so exercised.

             1.2 Notwithstanding anything herein to the contrary, each certificate for Shares issued hereunder shall bear a legend reading substantially as follows:

             "The shares represented by this certificate have not been registered pursuant to the Securities Act of 1933, as amended, and may not be sold, transferred, hypothecated or otherwise disposed of unless there is a Registration Statement then in effect covering such shares or an effective exemption from such registration or an opinion of counsel satisfactory to the Company that under the circumstances registration is not necessary."

             2.   Reclassification, Consolidation or Merger.

             2.1 In the event that the outstanding Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of Shares and the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Board of Directors in the number of Shares and price per Share subject to this Warrant Certificate. If the Corporation shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Corporation shall be sold or exchanged, the Warrantholder shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of the Warrants evidenced by this Warrant Certificate the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of Shares covered by this Warrant Certificate.

             2.2 Any adjustment under this Paragraph 2 in the number of Shares subject to this Warrant Certificate shall apply proportionately to only the unexercised portion hereunder and shall not have any retroactive effect with respect to Warrants theretofore exercised. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

             2.3 No adjustment of the exercise price shall be made if the amount of such adjustment shall be less than $.02 per Share, but in such case any adjustment that would otherwise be required then to be made, shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to no less than $.02 per share.

             2.4 No fractional shares of common stock shall be issued upon the exercise of any Warrants evidenced hereby, but in lieu thereof the Company shall pay to the order of Warrantholder an amount in cash equal to the same fraction of the exercise price of one Share on the date of exercise.

             2.5 When any adjustment is required to be made in the exercise price or number of Shares subject to this Warrant Certificate, initial or adjusted, the Company shall within sixty (60) days after the date when the circumstances giving rise to the adjustment occurred mail to the Warrantholder a statement describing in reasonable detail any method used in calculating such adjustment.

             3.  Prior Notice as to Certain Events.

             The Company shall mail to Warrantholder not less than ten
        (10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Capital Stock entitled to dividends (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Capital Stock entitled to notice of and to vote at the meeting of stockholders at which any consolidation, merger, dissolution, liquidation, winding up or sale shall be considered and acted upon.

             4.  Reservation and Issuance of Shares.

             4.1 The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will be duly authorized, legally issued and when paid for in accordance with the terms hereof, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof to the Warrantholder.

             4.2 The Company will reserve at all times such number of Shares as may be issuable pursuant to the exercise of Warrants evidenced by this Warrant Certificate.

             5.  Investment Representation.

             By accepting delivery of this Warrant Certificate and by exercising any Warrants evidenced hereby, the Warrantholder represents that it is acquiring the Warrants and the Shares issuable upon the exercise of the Warrants for investment and not for resale or distribution.

             6.  Miscellaneous.

             6.1 The Warrantholder shall not be entitled to any rights whatsoever as a stockholder of the Company by virtue of its ownership of this Warrant Certificate.

             6.2 This Warrant Certificate is being executed and delivered in the State of New York, and this Warrant Certificate shall be construed in accordance with the laws of such State.

             6.3 This Warrant Certificate may be exercised at any time after the date hereof, but shall be void and of no effect after [EXPIRATION DATE].

             6.4 This Warrant Certificate and all rights hereunder are transferrable by the owner hereof, in person or by duly authorized attorney, on the books of the Company, upon surrender of this Warrant Certificate properly endorsed, to the Company, provided that the Company has been furnished with an appropriate opinion of counsel, satisfactory to the Company, that the Warrants may be transferred without registration under the Securities Act of 1933, as amended.

             IN WITNESS WHEREOF, the Company has executed this Warrant Certificate as of [GRANT DATE] by its duly authorized officer.

                                         RESEARCH FRONTIERSINCORPORATED
        ATTEST:


        ____________________             By:___________________________________
         Joseph M. Harary,                  Robert L. Saxe,President
          Assistant Secretary

                                                   EXHIBIT 5.1












                                                   August 21, 1997



        Research Frontiers Incorporated
        240 Crossways Park Drive
        Woodbury, New York 11797


        Gentlemen:

             I am the Vice President and General Counsel of Research Frontiers Incorporated (the "Company"), a Delaware corporation, and render this opinion in connection with the registration pursuant to a Registration Statement on Form S-8 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended (the "Act"), of 219,200 shares of the Company's common stock, $0.0001 par value (the "Common Stock"), to be issued pursuant to the exercise of certain warrants specified in the Registration Statement from time to time (the "Warrants").

             I have examined the Company's Certificate of Incorporation and By-Laws, both as amended, and minute books and such other documents and records as I have deemed necessary and relevant as a basis for my opinions hereinafter set forth. For the purposes of this opinion, I have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to me for review or examination as copies.

             Based on the foregoing and having regard to such legal considerations as I have deemed relevant, it is my opinion that:

             1. The Company is a corporation duly organized under the laws of the State of Delaware.

             2. The Common Stock covered by the Registration Statement has been validly authorized.

             3. When the Common Stock has been duly registered under the Act, when certificates for the Common Stock have been duly delivered, and when the Company shall have received the consideration to be received by it pursuant to and upon exercise of the related Warrants, the Common Stock will be validly issued, fully paid and non-assessable by the Company, with no personal liability attaching to ownership thereof.

             I hereby consent to the inclusion of this opinion in the Registration Statement and to the references to me contained therein.


             Very truly yours,


             /s/ Joseph M. Harary

             Joseph M. Harary, Esq.
             Vice President and General Counsel

                                                  EXHIBIT 24.1


                       INDEPENDENT AUDITORS' CONSENT




        The Board of Directors
        Research Frontiers Incorporated

             We consent to the use of our report dated February 26, 1997 incorporated herein by reference.


                                    /s/ KPMG PEAT MARWICK LLP


        Jericho, New York
        August 19, 1997